UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 24, 2005
IDENIX PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49839	45-0478605

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

60 Hampshire Street, Cambridge, MA	02139

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 995-9800

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 24, 2005, Idenix Pharmaceuticals, Inc. (“Idenix”) and Idenix SARL entered into an agreement (the “Agreement”) with Universita’ degli Studi Di Cagliari (the “University”). The Agreement amends the Co-Operative Antiviral Research Activity Agreement, dated January 4, 1999, by and between the University and Idenix SARL, as amended, and the License Agreement, dated December 14, 2000, by and between the University and Idenix, as amended, to provide that Idenix will pay the University certain fees in connection with the licensed technology if payments are received in respect of such technology by Idenix from one of Idenix’s affiliates.
Item 8.01 Other Events.
     On October 24, 2005, Idenix issued a press release announcing its intention to publicly offer 7,535,913 shares of its common stock of which 6,593,406 are being offered by Idenix (the “Offering”) pursuant to its registration statement on Form S-3 (the “Registration Statement”) which was declared effective by the Securities and Exchange Commission (the “Commission”) on September 14, 2005, and its registration statement filed on Form S-3 on October 24, 2005 pursuant to Rule 462(b) of the Securities Act of 1933, as amended. The information contained in the press release dated October 24, 2005 is attached to this Current Report on Form 8-K as Exhibit 99.1.
     Idenix included in its prospectus supplement filed with the Commission in connection with the Offering pursuant to Rule 424(b)(5) of the Securities Act on October 24, 2005, a section entitled “Risk Factors” and a description of its business in the “Prospectus Supplement Summary” section of the prospectus supplement. These sections, which are attached hereto as Exhibit 99.2 and 99.3, respectively, are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
     See Exhibit Index attached hereto and incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDENIX PHARMACEUTICALS, INC.
Date: October 24, 2005	By:	/s/ Andrea J. Corcoran
Andrea J. Corcoran
Executive Vice President, Legal and Administration

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Idenix Pharmaceuticals, Inc., dated October 24, 2005.
99.2	Risk Factors.
99.3	Prospectus Supplement Summary.